UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2025

Aura FAT Projects Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-901886	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Phillip Steet, #09-00, Royal One Phillip

Singapore, 048692

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code +65-3135-1511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

*Registrant was suspended from trading on Nasdaq on July 30, 2024 and a Form 25 was filed on March 5, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

Aura FAT Projects Acquisition Corp, a Cayman Islands exempted company limited by shares, with company registration number 384483 (the “Company”), entered into an Investment Management Trust Agreement, dated April 12, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), which was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-263717) in connection with its initial public offering on April 18, 2022 (the “IPO”).

On October 6, 2025, at 10:00 a.m. ET, the Company held a virtual extraordinary general meeting of its shareholders at https://www.cstproxy.com/aurafatprojects/2025, pursuant to due notice (such meeting, the “EGM”) in that certain Definitive Proxy Statement on Schedule 14(a) filed on September 11, 2025 (the “Proxy Statement”). At the EGM, the Company’s shareholders entitled to vote at the EGM (the “Shareholders”) cast their votes and approved the proposal (the “Trust Amendment Proposal”) to authorize the Company to enter into Amendment No. 3 to the Trust Agreement (the “Trust Agreement Amendment”) to amend the Trust Agreement to allow the Company to extend the time to consummate an initial business combination to July 18, 2027, without any requirement that the Company deposit additional funds into to the trust account held by Continental.

Following approval of the Trust Amendment Proposal by the Shareholders, the Company and Continental promptly entered into the Trust Agreement Amendment.

The foregoing summary is qualified by the full text of the Trust Agreement Amendment, which is included as Exhibit 10.1.

Item 3.03. Material Modification to Rights of Security Holders.

Amendment of Memorandum and Articles of Association

As described in more detail in Item 5.03, the Shareholders approved the Extension Amendment Proposal (defined below) to amend the Second Amended and Restated Memorandum and Articles of Association, and authorized the Company to file the Third Amendment to the Second Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) with the Cayman Islands authorities. Following approval of the Extension Amendment Proposal by the Shareholders, the Company promptly filed the Amended Charter with the Cayman Islands authorities.

Item 5.03. Articles of Incorporation or Bylaws.

At the EGM, the Shareholders approved the Extension Amendment Proposal for the Company to adopt and file with the Cayman Islands authorities the Amended Charter, which the Company promptly filed following the Shareholders’ approval.

Pursuant to the Amended Charter, the Company has the right to extend the date by which the Company must (i) consummate an initial business combination, (ii) cease its operations if it fails to complete such initial business combination, and (iii) redeem or repurchase 100% of the Company’s Class A Ordinary Shares included as part of the units sold in the Company’s IPO, from July 18, 2025 to July 18, 2027 (the “Extension”), without any requirement that the Company deposit additional funds into the Company’s trust account held by Continental in connection with the Extension.

The foregoing summary is qualified by the full text of the Amended Charter, which is included as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On the record date of July 22, 2025, the Company had 384,510 Class A ordinary shares (which includes 5,963 held as units, 278,134 of which have the right to redeem, and 2,875,000 Class B ordinary shares outstanding) entitled to vote at the EGM. At the EGM, the Shareholders voted on two of three proposals presented, each as described in the Proxy Statement, and cast their votes as described below:

Proposal 1 - Extension Amendment Proposal

The Shareholders approved the Extension Amendment Proposal. The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,011,887	1,892	0	0

Proposal 2 - Trust Amendment Proposal

The Shareholders approved the Trust Amendment Proposal. The following is a tabulation of the voting results:

Ordinary Shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,011,887	1,892	0	0

Item 8.01. Other Events.

Redemption of Shares

In connection with the voting on the Extension Amendment Proposal and the Trust Amendment Proposal at the EGM, holders of 239,567 shares of Class A ordinary shares exercised the right to redeem such shares for cash.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
3.1	Third Amendment to the Second Amended and Restated Memorandum and Articles of Association.
10.1	Amendment No. 3 to Investment Management Trust Agreement.
99.1	Press Release dated October 10, 2025.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Aura FAT Projects Acquisition Corp

Date: October 10, 2025	By:	/s/ David Andrada
David Andrada
Co-Chief Executive Officer

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